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                                 AUSA, INC. --
                      GEN/RX ACQUISITION SUBSIDIARY, INC.

                          PLAN AND AGREEMENT OF MERGER


        THIS PLAN AND AGREEMENT OF MERGER dated as of April 13, 1995, by and between AUSA, INC., a Delaware corporation ("AI"), and Gen/Rx Acquisition Subsidiary, Inc., a Delaware corporation ("Gen/Rx Sub").



                              W I T N E S S E T H:
                              _ _ _ _ _ _ _ _ _ _


                WHEREAS, if not defined in Section 8 of this agreement, capitalized terms used in this agreement are used in this agreement as defined in Section 15 of the Amended and Restated Master Agreement dated April 13, 1995 (the "Master Agreement") to which AI and Gen/Rx (the parent of Gen/Rx Sub) are parties, except to the extent specifically otherwise indicted; and

                WHEREAS, the Gen/Rx Companies are engaged in the business of developing, manufacturing and marketing injectable products for human animal uses; and

                WHEREAS, AI is engaged in the business of distributing injectable products for humans; and

                WHEREAS, AI and Gen/Rx Sub intend to merge, with AI as the surviving corporation; and

                WHEREAS, AI and Gen/Rx Sub intend that, by virtue of the Merger, AI shall become a wholly owned subsidiary of Gen/Rx, and the existing stockholders of AI shall receive Gen/Rx stock in consideration of the Merger; and

                WHEREAS, the Merger of AI and Gen/Rx Sub is a part of a series of transactions contemplated by the Master Agreement.

        NOW, THEREFORE, in consideration of the above premises and in consideration of the mutual covenants and undertakings of the parties as set forth below, the parties hereto, intending to be legally bound, agree as follows:



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     1. CLOSING.

     Subject to the terms and conditions set forth in this agreement, the Closing shall be held on the Closing Date or such earlier or later date as shall be mutually agreed to by the parties at their sole discretion, at 10:00 a.m. at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey. The Parties shall consummate the transactions contemplated by this agreement on or prior to the seventh day after the date on which all of the conditions set forth in Sections 9, 10 and 11 of the Master Agreement shall have been satisfied or waived.

     2. GENERAL

     a. On the Effective Date, the separate existence of Gen/Rx Sub shall cease, and it shall be merged into AI in accordance with the applicable laws of the State of Delaware. AI shall be the surviving corporation.

     b. AI's certificate of incorporation, as in effect immediately prior to the Effective Date, until further amended, shall be and remain the certificate of incorporation of the surviving corporation.

     c. AI's bylaws, as in effect immediately prior to the Effective Date, shall be and remain the bylaws of the surviving corporation, until amended or repealed.

     d. The total number of shares that the surviving corporation shall be entitled to issue shall be 1,500 shares, without par value, all of which shall be designated common stock.

     e. AI's directors on the Effective Date shall be the directors of the surviving corporation and shall hold office until their successors shall have been elected or qualified or until their resignation or removal according to law or the bylaws of the surviving corporation.

     f. AI's officers on the Effective Date shall be the officers of the surviving corporation and shall hold office until their successors shall have been elected and qualified or until their resignation or removal according to law or the bylaws of the surviving corporation.

     g. From and after the Effective Date, the surviving corporation shall possess all the rights, privileges, powers and franchises of whatsoever nature and description, public as well as private, and be subject to all the restrictions, disabilities and duties of each of AI and Gen/Rx Sub, and all rights, privileges, powers and franchises, and all property, real, personal and mixed, of each of AI and Gen/Rx Sub and all debts due to AI or Gen/Rx Sub on whatever account, for stock subscriptions as well as all other things, or belonging to each of AI and Gen/Rx Sub shall be vested in the surviving corporation. All property, rights, privileges, powers and franchises and all and every other interest shall thereafter be as


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effectively the property of the surviving corporation as they were of AI or
Gen/Rx Sub, and the title to any real estate vested by deed or otherwise in either AI or Gen/Rx Sub shall not revert or be in any way impaired by reason of this Merger. All rights of creditors and all liens upon the property of the AI or Gen/Rx Sub shall be preserved, unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to AI and may be enforced against AI to the same extent as if the debts, liabilities and duties had been incurred or contracted by AI. Any existing Proceeding, by or against either AI or Gen/Rx Sub may be prosecuted to judgment or decree as if this Merger had not taken place, or the surviving corporation may be substituted in such Proceeding.

        h. Gen/Rx Sub hereby agrees that at any time, or from time to time, as and when requested by AI, or by any of its successors or assigns, Gen/Rx Sub will execute and deliver, or cause to be executed and delivered in its name by its last acting officers or by the corresponding officers of the surviving corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action, as the surviving corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise, or to vest or perfect in or confirm to the surviving corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Article 2 and otherwise to carry out the intent and purposes hereof.

        i. The Merger shall become effective, subject to satisfaction of the various conditions of the respective parties set forth in the Master Agreement, when:

        i. This agreement has been approved by the stockholders of each of the Constituent Corporations in accordance with applicable law of the State of Delaware; and

        ii. The Secretary of State of Delaware shall have accepted for filing a fully executed Certificate of Merger, substantially in the form attached to this agreement as Exhibit A.

        3.      CAPITAL STOCK OF THE CORPORATIONS

        a. The mode of carrying into full and complete effect the Merger of Gen/Rx Sub into AI and the basis and manner of converting the outstanding capital stock of Gen/Rx Sub into shares of AI's capital stock and the outstanding capital stock of Gen/Rx Sub into the Merger Shares shall be as hereinafter set forth in this Article 3.

        b. Each share of the Gen/Rx Sub's capital stock issued and outstanding immediately prior to the Effective Date and all rights in respect thereof shall, upon the Effective Date, by virtue of the Merger and without any further action on the part of the holder thereof, be exchanged for, converted into, and become a share of the fully paid and

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nonassessable common stock of AI. From and after the Effective Date, each certificate that, prior to the Effective Date, evidenced and represented outstanding shares of Gen/Rx Sub's capital stock shall evidence and represent ownership of AI's common stock on the basis hereinbefore set forth. The aforesaid exchange and conversion shall be complete and effective on the Effective Date without regard to the date or dates upon which outstanding certificates representing shares of Gen/Rx Sub's capital stock may be surrendered for certificates of AI's common stock, as hereinafter provided.

        c. Each of the AI Shares issued and outstanding immediately prior to the Effective Date and all rights in respect thereof shall, upon the Effective Date, by virtue of the Merger and without any further action on the part of the holder thereof, be exchanged for, converted into, and become 13,288,874 shares of the Common Stock 13,277,874, plus 2,064,966 shares of Common Stock to be issued upon a sufficient increase in the authorized shares of Common Stock, each of which shall be fully paid and nonassessable. From and after the Effective Date, each certificate that, prior to the Effective Date, evidenced and represented the AI Shares shall evidence and represent ownership of Gen/Rx common stock on the basis hereinbefore set forth. The aforesaid exchange and conversion shall be complete and effective on the Effective Date without regard to the date or dates upon which outstanding certificates representing the AI Shares may be surrendered for certificates of the Common Stock, as hereinafter provided.

        d. On or after the Effective Date, each holder of the AI Shares shall surrender his certificate or certificates in accordance with instructions to be furnished him on or prior to the Effective Date, and shall be entitled upon such surrender to receive in exchange therefor one or more certificates evidencing the number of whole shares of the Common Stock into which the AI Shares theretofore evidenced by the certificate or certificates so surrendered have been exchanged and converted as aforesaid. On or after the Effective Date, each holders of the Gen/Rx Sub's capital stock shall surrender his certificate or certificates in accordance with instructions to be furnished him on or prior to the Effective Date, and shall be entitled upon such surrender to receive in exchange therefor one or more certificates evidencing the number of whole shares of AI's common stock into which the certificates theretofore evidenced by the certificate or certificates so surrendered shall have been exchanged and converted as aforesaid.

        e. No certificates evidencing fractional shares of capital stock will be issued. Each stockholder who but for this provision would be entitled to a fractional share of capital stock shall receive only the total number of whole shares to which he is entitled, and any such fractional shares shall be eliminated for all purposes and without compensation therefor.

        f. The respective boards of directors of the Constituent Corporations may amend this agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the agreement by the stockholders of any of the Constituent Corporations shall


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not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the certificate of incorporation of the surviving corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of the agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

    4. ACCOUNTING TREATMENT

        The Merger of Gen/Rx Sub into AI provided for hereby shall be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles.

    5. MEETINGS AND EXPENSES

        a. Each of AI and Gen/Rx Sub shall submit this agreement to its stockholder or stockholders for its or their approval as provided by the laws of the State of Delaware, or on such later date or dates as the boards of directors of each of the Constituent Corporation shall approve, and if it is duly adopted by the requisite votes or consents of stockholders of both of the Constituent Corporations and is not terminated and abandoned by the Constituent Corporations, this agreement shall be duly certified by and on behalf of the Constituent Corporations and the Certificate of Merger filed and reported in accordance with the laws of the State of Delaware as soon as practicable after such meetings to become effective on the Closing Date, if filed prior thereto.

        b. Each of Gen/Rx Sub and AI shall bear its own expenses incurred in connection with this agreement.

    6. CONDUCT OF THE PARTIES PENDING MERGER

        a. AI covenants and agrees with Gen/Rx Sub as follows: From the Closing Date to the Effective Date, AI will carry on its business diligently and will not take any action or engage in any transaction that shall be outside of the ordinary course of business as conducted on the date hereof. Without limiting the generality of the foregoing, except to the extent contemplated by this agreement or consented to by Gen/Rx Sub by an instrument in writing signed by any Responsible Officer on its behalf, AI will not:

            i.  Amend its certificate of incorporation;

            ii. Redeem purchase, or otherwise acquire any capital stock or agree to take any such action, issue, sell, or otherwise dispose of any capital stock, including shares held in treasury, or other securities, enter into any Contractual Obligation to issue any capital stock or other securities, or issue any warrants, rights, or options, to employees or otherwise.


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        iii.    Directly or indirectly, (i) merge or consolidate with any other corporation, (ii) dispose of any material amount of its property otherwise than in the ordinary course of business, or (iii) acquire or agree to acquire any business or substantially all of the stock or assets of any corporation or business.

        iv. Declare, authorize, or pay any distribution or dividend of cash, property, or securities to its stockholders, directly or indirectly.

        v. Incur any long-term indebtedness, enter into any mortgage or pledge of any of its properties or assets or any modification or change in any existing indebtedness or contract, commitment, mortgage, deed of trust, loan, or credit agreement reflected in on any schedule to the AI Certificate of Representations or effect any sale or other disposition of any of its properties or assets, except in the ordinary course of business.

        b. Gen/Rx Sub covenants and agrees with AI as follows: From the Closing Date to the Effective Date, Gen/Rx Sub will carry on its business diligently and will not take any action or engage in any transaction that shall be outside of the ordinary course of business as conducted on the date hereof. Without limiting the generality of the foregoing, except to the extent contemplated by this agreement or consented to by AI by an instrument in writing signed by any Responsible Officer on its behalf, Gen/Rx Sub will not:

        i.      Amend its certificate of incorporation;

        ii. Redeem, purchase, or otherwise acquire any capital stock or agree to take any such action, issue, sell, or otherwise dispose of any capital stock, including shares held in treasury, or other securities, enter into any Contractual Obligation to issue any capital stock or other securities, or issue any warrants, rights, or options, to employees or otherwise.

        iii. Directly or indirectly, (i) merge or consolidate with any other corporation, (ii) dispose of any material amount of its property otherwise than in the ordinary course of business, or (iii) acquire or agree to acquire any business or substantially all of the stock or assets or any corporation or business.

        iv. Declare, authorize, or pay any distribution or dividend of cash, property, or securities to its stockholders, directly or indirectly.

        v. Incur any long-term indebtedness, enter into any mortgage or pledge of any of its properties or assets or any modification or change in any existing indebtedness or contract, commitment, mortgage, deed of trust, loan, or credit agreement reflected in on any schedule to the AI Certificate of Representations or effect any sale or other disposition of any of its properties or assets, except in the ordinary course of business.

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        c.      Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper, or advisable under the laws of the State of Delaware to consummate and make effective the transactions contemplated by this agreement, subject, however, to the appropriate vote or consent of the stockholders of each of the parties hereto in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

        d. All obligations of the parties hereto pursuant to this Section 6, except as otherwise expressly provided herein, shall expire, terminate, and be extinguished upon the Effective Date.

        7.      CERTAIN CONDITIONS TO AI'S OBLIGATIONS.

        AI's obligation to consummate the Merger contemplated by this agreement shall be subject to compliance by the Gen/Rx Companies with their agreements contained in the 1995 Transactions Documents and to the fulfillment to AI's satisfaction on or before the Closing Date of the various conditions set forth in the Master Agreement or otherwise in the 1995 Transactions Documents.

        8.      DEFINITIONS

                As used in this agreement,

        "Constituent Corporations" means, collectively, Gen/Rx Sub and AI.

        "Effective Date" means the date on which the Merger becomes effective.

        "Merger" means the merger provided for in this agreement between AI and Gen/Rx Sub.

        9.      NOTICES.

                All notices, consents and other communications require or that may be given under this agreement shall be deemed to have been duly given if given in accordance with the terms and provisions of Section 16 of the Master Agreement.


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     IN WITNESS WHEREOF the parties hereto have set their hands and seals on the day and year first above written.


AUSA, INC.                            GEN/RX ACQUISITION SUBSIDIARY,
                                        INC.

By: /s/ STEVEN NOVICK                 By: /s/ JOHN TOEDTMAN
    -------------------------------       ------------------------------
    Title: Steven Novick, President       Title: John Toedtman, Chairman


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